Exhibit 10.5

FIRST AMENDMENT

TO

INVESTOR RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT (this “Amendment”) is entered into this 27th day of February, 2024 (the “Effective Date”), by and between M&F TTP Holdings Two LLC (as successor in interest to vTv Therapeutics Holdings LLC) (“Holdings”), a Delaware limited liability company, and vTv Therapeutics Inc., a Delaware corporation (“vTv” and, together with Holdings, the “Parties”), a Delaware corporation.

WHEREAS, Holdings and vTv previously entered into an Investor Rights Agreement on July 29, 2015 (the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the parties agree as follows:

1.	Amendments. The following sections of the Agreement are amended as indicated below.

a.	Section 2.02(h)(ii). Section 2.04(h)(ii) of the Agreement is amended and restated in its entirety as follows:

(ii) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the lead managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Registering Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(A) first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(B) second, any securities proposed to be registered pursuant to the Registration Rights Agreement, dated February 27, 2024, by and among the Company and the investors party thereto (the “2024 Registration Rights Agreement”), with such priorities among them to be determined pursuant to the terms of the 2024 Registration Rights Agreement, up to the Maximum Offering Size;

(C) third, all Registrable Securities requested to be included in such registration by any Registering Stockholders pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Stockholder); and

(D) fourth, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

b.	Section 2.13. Section 2.13 of the Agreement is amended and restated in its entirety as follows:

Section 2.13. Limitations on Subsequent Registration Rights. Except for the 2024 Registration Rights Agreement, the Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration, Piggyback Registration or Shelf Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not be on terms more favorable in the aggregate to such holder or prospective holder than this Agreement. The Company also represents and warrants to each Stockholder that it has not prior to the date of this Agreement entered into any agreement with respect to any of its securities granting any registration rights to any Person.

c.	Section 3.01(c). Section 3.01(c) is amended and restated in its entirety as follows:

(c) Committees. The Board shall have a nominating and corporate governance committee, a compensation committee, an audit committee and such other committees as the Board may determine (collectively, the “Committees”). Subject to Section 3.02:

(i) the audit committee shall consist of at least three Audit Committee Independent Directors, subject to the exceptions provided by the applicable transition periods under Rule 10A-3 of the Exchange Act and the NASDAQ Stock Market Rules; and

(ii) each other Committee shall consist of at least three directors;

provided, however, that: (i) the membership of each Committee shall meet the requirements of Applicable Governance Rules (after giving effect to applicable transition periods, if any), and (ii) each Committee shall have such additional members as the Board may determine, which determination shall be made on the recommendation of the nominating and corporate governance committee. Each Committee shall have such powers and responsibilities as the Board may from time to time authorize.

d.	Section 3.02(a). Section 3.02(a) is amended and restated in its entirety as follows:

(a) Board Nominees. Notwithstanding anything to the contrary in this Agreement, so long as the MacAndrews Stockholders continue to beneficially own in the aggregate at least 50% of the shares of Common Stock (including all shares of Common Stock issuable upon exercise of warrants and upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock) owned by them in the aggregate on February 27, 2024, as adjusted for stock splits, recapitalizations and similar events (the “Minimum Ownership Requirement”), Holdings or any Person designated by Holdings may designate two Holdings Nominees.

After the Minimum Ownership Requirement is no longer satisfied, Holdings shall cause the Holdings Nominees to resign as required to comply with this Section 3.02 upon the earlier to occur of (i) the date on which the current term of the resigning Holdings Nominee ends, and (ii) 12 months from the date on which the MacAndrews Stockholders cease to comply with the Minimum Ownership Requirement.

e.	Section 3.02(b). Section 3.02(b) is amended and restated in its entirety as follows:

(b) [Reserved].

f.	Section 5.02. Section 5.02 is amended and restated in its entirety as follows:

Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or electronic transmission) and shall be given,

if to the Company, to:

vTv Therapeutics Inc.

3980 Premier Drive, Suite 310

High Point, NC 27265

Telephone: (917) 635-0706

Attention: Steven Tuch

Email: stuch@vtvtherapeutics.com

with a copy to:

Dechert LLP

3 Bryant Park

1095 Avenue of the Americas

New York, NY 10036-6797

Telephone: (202) 698-3616

Attention: David S. Rosenthal

Email: david.rosenthal@dechert.com

if to Holdings, to:

c/o MacAndrews & Forbes Incorporated

31 East 62nd Street

New York, NY 10065

Attention: Jeff Brodsky

Email: jbrodsky@mafgrp.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

2.	Defined Terms. Unless otherwise defined herein, all of the capitalized terms used in this amendment shall have the respective meanings ascribed to them in the Agreement.

3.	Effect. Except as expressly amended by this Amendment, the Agreement remains in full force and effect.

4.	Governing Law. This Amendment shall be governed by and interpreted in accordance with the internal laws of New York, without regards to its conflicts of laws rules.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

M&F TTP HOLDINGS TWO LLC

By:	/s/ Jeffrey Brodsky
Name:	Jeffrey Brodsky
Title:	Chief Financial Officer

[Signature Page to First Amendment to Investor Rights Agreement]

VTV THERAPEUTICS INC.

By:	/s/ Paul Sekhri
Name:	Paul Sekhri
Title:	President and Chief Executive Officer

[Signature Page to First Amendment to Investor Rights Agreement]